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Exhibit 99.2

Virgin Media Announces Intention to Proceed with Secondary Listing on the London Stock Exchange

Publication of Prospectus

Virgin Media Inc. (NASDAQ: VMED) today announced that it has published and lodged with the UK Financial Services Authority a copy of its prospectus prepared in connection with the admission of shares of common stock to the Official List of the Financial Services Authority and to trading on the main market of the London Stock Exchange by way of a secondary listing.

It is expected that admission will become effective, and that dealings on the main market of the London Stock Exchange under the ticker symbol "VMED" will commence, at 8:00 am on 1 October 2009, subject to receipt of final approval from the Financial Services Authority and the London Stock Exchange.

The primary listing for the shares of common stock of Virgin Media will continue to be the NASDAQ Global Select Market and the company is not issuing any new common shares in connection with its London listing.

The prospectus published by Virgin Media in connection with the admission will be available for inspection shortly at the Financial Services Authority's document viewing facility situated at: 25 The North Colonnade, Canary Wharf, London E14 5HS (Tel: +44 (0) 20 7066 1000). Copies of the prospectus will also be available at the company's registered office situated at 909 Third Avenue, Suite 2863, New York, New York 10022 and at the offices of Fried, Frank, Harris, Shriver & Jacobson (London) LLP at 99 City Road, London, EC1Y 1AX.

Goldman Sachs International is the company's financial adviser and Fried, Frank, Harris, Shriver & Jacobson (London) LLP is the legal adviser in connection with the admission.

For further information contact:

Virgin Media Investor Relations
Richard Williams: +44 (0) 20 7299 5479 / richard.williams@virginmedia.co.uk
Vani Bassi: +44 (0) 20 7299 5353 / vani.bassi@virginmedia.co.uk

Media contacts
At Virgin Media, Gareth Mead: +44 (0) 20 7299 5703 / gareth.mead@virginmedia.co.uk
At Tavistock Communications, Matt Ridsdale: +44 (0) 20 7920 3150 / mridsdale@tavistock.co.uk

About Virgin Media

Virgin Media is a leading UK entertainment and communications business providing a "quad-play" offering of broadband, television, mobile telephone and fixed line telephony services, together with one of the most advanced television on-demand services available in the UK market. Further information about Virgin Media is available at www.virginmedia.com.

Important Information

This press release does not constitute an offer or invitation to sell, or the solicitation of an offer to buy, exchange or transfer any securities of Virgin Media Inc. ("Virgin Media" or the "Company").

This press release constitutes an advertisement within the meaning of the Prospectus Rules of the UK Financial Services Authority, is not a prospectus and has been prepared solely in connection with Admission. Investors should not acquire common shares except on the basis of the information contained in the prospectus published by the Company in connection with admission.

Virgin Media cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Virgin Media's results to differ materially from historical results or those expressed or implied by such forward-looking statements. Certain of these factors are discussed in more detail under "Risk Factors" and elsewhere in Virgin Media's Form 10-K filed with the U.S. Securities and Exchange Commission on 26 February 2009 and in the prospectus. There can be no assurance that the transactions contemplated in this announcement will be completed. Virgin Media assumes no obligation to update any forward-looking statement included in this announcement to reflect events or circumstances arising after the date on which it was made.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for the Company and no one else as financial adviser in connection with the secondary listing, and will not be responsible to anyone other than the Company for providing the protections afforded to its clients nor for providing advice in connection with the secondary listing.

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  Exhibit 99.2